CONSENT OF INDEPENDENT ACCOUNTANTS




To the Board of Directors of Dreyfus Stock Index Fund:

We consent to the inclusion in this Post-Effective Amendment No. 12 to the Registration Statement of the Dreyfus Stock Index Fund on Form N-1A (Securities Act File No. 33-27172, 811-5719) of our report dated February 8, 1999, on our audit of the financial statements and financial highlights of Dreyfus Stock Index Fund.

We also consent to the reference to our firm under the headings "Financial Highlights" in the prospectus and "Counsel and Independent Auditors" in the statement of additional information.


                                   PricewaterhouseCoopers LLP



New York, New York
April 23, 1999